Exhibit 99.1

Cross Country Healthcare Announces First Quarter 2022 Financial Results

BOCA RATON, Fla.--(BUSINESS WIRE)--May 4, 2022--Cross Country Healthcare, Inc. (the "Company") (Nasdaq: CCRN) today announced financial results for its first quarter ended March 31, 2022.

SELECTED FINANCIAL INFORMATION:

		Variance		Variance
		Q1 2022 vs		Q1 2022 vs
Dollars are in thousands, except per share amounts	Q1 2022	Q1 2021		Q4 2021
Revenue	$788,732	140%		23%
Gross profit margin*	22.2%	50	bps	(80)	bps
Net income attributable to common stockholders	$61,983	219%		(20)%
Diluted EPS	$1.63	$1.10		$(0.44)
Adjusted EBITDA*	$97,408	264%		20%
Adjusted EBITDA margin*	12.3%	420	bps	(30)	bps
Adjusted EPS*	$1.70	$1.12		$0.30
Cash flows used in operations	$(29,038)	(16)%		60%

* Refer to accompanying tables and discussion of non-GAAP (Generally Accepted Accounting Principles) financial measures below.

Business Highlights

  Highest revenue and Adjusted EBITDA in Company history
  Record number of professionals on assignment
  Year-over-year and sequential growth across all lines of business
  First quarter financial performance exceeded all guidance ranges
  Adjusted EBITDA margin of 12.3%
  Doubled the asset-based credit facility to $300 million as a cost effective source of liquidity

“Our historic revenue and adjusted EBITDA performance in the first quarter of 2022 reflects the tremendous success we have had in helping healthcare facilities navigate a challenging workforce environment. As we transition into a post-COVID world, we anticipate ongoing increases in the number of professionals on assignment by continuing to partner with our clients and clinicians to address short- and long-term talent management needs,” said John Martins, President and Chief Executive Officer of Cross Country Healthcare. He continued, “We believe that our investments in people and technology are providing the foundation for the next steps in our evolution as a tech-enabled workforce solutions company.”

First quarter consolidated revenue was $788.7 million, an increase of 140% year-over-year and 23% sequentially. Consolidated gross profit margin was 22.2%, up 50 basis points year-over-year and down 80 basis points sequentially. Net income attributable to common stockholders was $62.0 million compared to $19.4 million in the prior year and $77.6 million in the prior quarter. Diluted earnings per share (EPS) was $1.63 compared to $0.53 in the prior year and $2.07 in the prior quarter. Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) was $97.4 million or 12.3% of revenue, as compared with $26.7 million or 8.1% of revenue in the prior year, and $80.9 million or 12.6% of revenue in the prior quarter. Adjusted EPS was $1.70 compared to $0.58 in the prior year and $1.40 in the prior quarter.

Quarterly Business Segment Highlights

Nurse and Allied Staffing

Revenue was $765.6 million, an increase of 145% year-over-year and 23% sequentially. Contribution income was $110.1 million, an increase compared to $37.4 million in the prior year and $92.4 million in the prior quarter. Average field contract personnel on a full-time equivalent (FTE) basis were 13,454 as compared with 6,614 in the prior year and 11,520 in the prior quarter. Revenue per FTE per day was $628 compared to $522 in the prior year and $582 in the prior quarter. The increase in the average number of FTEs was primarily due to headcount growth in travel nurse and allied, as well as the year-over-year additional headcount resulting from the Workforce Solutions Group (WSG) acquisition. In the first quarter of 2022, average bill rates rose slightly as we continued to experience high demand across a wide range of specialties spanning the healthcare continuum. However, it was the spike in professionals on assignment and volume growth that primarily drove the year-over-year and sequential revenue improvement.

Physician Staffing

Revenue was $23.2 million, an increase of 43% year-over-year and 14% sequentially. Contribution income was $1.8 million, an increase compared to $1.4 million in both the prior year and prior quarter. Total days filled were 13,068 as compared with 9,469 in the prior year and 12,739 in the prior quarter. Revenue per day filled was $1,772 as compared with $1,714 in the prior year and $1,588 in the prior quarter. The increase in revenue was primarily due to an increase in volume in primary care physicians and certified registered nurse anesthetists. The increase in contribution income was driven by higher revenue, partially offset by higher direct costs.

Cash Flow and Balance Sheet Highlights

Cash flow used in operations for the quarter was $29.0 million, primarily due to the investment in net working capital associated with the continued growth in our business, with accounts receivable increasing $186.7 million this quarter. Days' sales outstanding was 62 days as of March 31, 2022, up 6 days year-over-year and up 4 days sequentially, primarily due to the timing of revenue recognized throughout the quarter given the monthly sequential growth through the first quarter.

On March 21, 2022, the Company amended its asset-based loan (ABL) Credit Agreement, which increased the aggregate committed size of the facility from $150.0 million to $300.0 million and extended the credit facility for an additional five years.

At March 31, 2022, the Company had $1.2 million in cash and cash equivalents and $173.9 million principal balance on its term loan, with $51.5 million of borrowings drawn under its ABL facility, and $17.5 million of letters of credit outstanding. As of March 31, 2022, borrowing base availability under the ABL was $300.0 million, with $231.0 million of excess availability.

Outlook for Second Quarter 2022

The guidance below applies to management’s expectations for the second quarter of 2022.

	Q2 2022 Range	Year-over-Year	Sequential
		Change	Change

Revenue	$735 million - $745 million	122% - 125%	(7)% - (6)%

Gross Profit Margin*	22.3% - 22.8%	40 bps - 90 bps	10 bps - 60 bps

Adjusted EBITDA*	$78.0 million - $83.0 million	222% - 242%	(20)% - (15)%

Adjusted EPS*	$1.30 - $1.40	$0.83 - $0.93	($0.40) - ($0.30)

* Refer to discussion of non-GAAP financial measures below.

The above estimates are based on current management expectations and, as such, are forward-looking and actual results may differ materially. The above ranges do not include the potential impact of any future divestitures, mergers, acquisitions, or other business combinations, changes in debt structure, or future significant share repurchases.

For the second quarter of 2022, average travel bill rates are anticipated to experience a high single to low double-digit decline sequentially. However, revenue guidance assumes volume growth across all lines of business. Looking beyond the second quarter, we anticipate further market share gains despite potential headwinds from changing bill rates or demand from certain specialties. We remain committed to investing in our people and our tech-enabled digital platform by doubling our IT project budget for 2022.

See accompanying non-GAAP financial measures and tables below.

INVITATION TO CONFERENCE CALL

The Company will hold its quarterly conference call on Wednesday, May 4, 2022, at 5:00 P.M. Eastern Time to discuss its first quarter 2022 financial results. This call will be webcast live and can be accessed at the Company’s website at ir.crosscountryhealthcare.com or by dialing 888-566-1290 from anywhere in the U.S. or by dialing 773-799-3776 from non-U.S. locations - Passcode: Cross Country. A replay of the webcast will be available from May 4th through May 18th on the Company’s website and a replay of the conference call will be available by telephone by calling 866-357-1431 from anywhere in the U.S. or 203-369-0118 from non-U.S. locations - Passcode: 5422.

ABOUT CROSS COUNTRY HEALTHCARE

Cross Country Healthcare, Inc. is a market-leading workforce solutions, tech-enabled talent platform, and staffing, recruitment, and advisory firm with 36 years of industry experience and insight. We solve complex labor-related challenges for customers while providing high-quality outcomes and exceptional patient care. As a multi-year Best of Staffing® award winner, we are committed to an exceptionally high level of service to our clients and our homecare, education, and clinical and non-clinical healthcare professionals. Our locum tenens line of business, Cross Country Locums, has been certified by the National Committee for Quality Assurance (NCQA), the leader in healthcare accreditation, since 2001. We are the first publicly traded staffing firm to obtain The Joint Commission Certification, which we still hold with a Letter of Distinction. Cross Country Healthcare is rated as the top staffing and recruiting employer for women by InHerSights. For two consecutive years, we have received the Top Workplaces USA award and were recently recognized as a recipient of the Top Workplaces Award for Innovation and Leadership by Energage. We have a history of investing in diversity, equality, and inclusion as a key component of the organization’s overall corporate social responsibility program, closely aligned with its core values to create a better future for its people, communities, and its stockholders.

Copies of this and other news releases and additional information about the Company can be obtained online at ir.crosscountryhealthcare.com. Stockholders and prospective investors can also register to automatically receive the Company’s press releases, filings with the Securities and Exchange Commission (SEC), and other notices by e-mail.

NON-GAAP FINANCIAL MEASURES

This press release and the accompanying financial statement tables reference non-GAAP financial measures, such as gross profit margin, adjusted EBITDA, and adjusted EPS. Such non-GAAP financial measures are provided as additional information and should not be considered substitutes for, or superior to, financial measures calculated in accordance with U.S. GAAP. Such non-GAAP financial measures are provided for consistency and comparability to prior year results; furthermore, management believes they are useful to investors when evaluating the Company's performance as they exclude certain items that management believes are not indicative of the Company's future operating performance. Pro forma measures, if applicable, are adjusted to include the results of our acquisitions, and exclude the results of divestments, as if the transactions occurred in the beginning of the periods mentioned. Such non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. The financial statement tables that accompany this press release include a reconciliation of each non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure and a more detailed discussion of each financial measure; as such, the financial statement tables should be read in conjunction with the presentation of these non-GAAP financial measures.

FORWARD LOOKING STATEMENTS

In addition to historical information, this press release contains statements relating to our future results (including certain projections and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Private Securities Litigation Reform Act, and are subject to the "safe harbor" created by those sections. Forward-looking statements consist of statements that are predictive in nature, depend upon or refer to future events. Words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", "suggests", "appears", "seeks", "will", "could", and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, but are not limited to, the following: the potential impacts of the COVID-19 pandemic on our business, financial condition, and results of operations, our ability to attract and retain qualified nurses, physicians and other healthcare personnel, costs and availability of short-term housing for our travel healthcare professionals, demand for the healthcare services we provide, both nationally and in the regions in which we operate, the functioning of our information systems, the effect of cyber security risks and cyber incidents on our business, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients’ ability to pay us for our services, our ability to successfully implement our acquisition and development strategies, including our ability to successfully integrate acquired businesses and realize synergies from such acquisitions, the effect of potential liabilities, losses, or other exposures in connection with the WSG acquisition, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve, our ability to successfully defend the Company, its subsidiaries, and its officers and directors on the merits of any lawsuit or determine its potential liability, if any, and other factors, including, without limitation, the risk factors set forth in Item 1A. "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and in our other filings with the SEC. You should consult any further disclosures the Company makes on related subjects in its filings with the SEC.

Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this press release. There can be no assurance that (i) we have correctly measured or identified all of the factors affecting our business or the extent of these factors’ likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct, and/or (iv) our strategy, which is based in part on this analysis, will be successful. Except as may be required by law, the Company undertakes no obligation to update or revise forward-looking statements. All references to "we", "us", "our", or "Cross Country" in this press release mean Cross Country Healthcare, Inc. and its subsidiaries.

Cross Country Healthcare, Inc.
Consolidated Statements of Operations
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended
	March 31,	March 31,	December 31,
	2022	2021	2021

Revenue from services	$788,732	$329,241	$640,679
Operating expenses:
Direct operating expenses	613,938	257,776	493,529
Selling, general and administrative expenses	76,813	46,327	65,774
Bad debt expense	2,369	504	2,372
Depreciation and amortization	2,719	2,253	2,720
Acquisition and integration-related costs	40	—	83
Restructuring costs	480	1,238	239
Impairment charges	1,741	149	—
Total operating expenses	698,100	308,247	564,717
Income from operations	90,632	20,994	75,962
Other expenses (income):
Interest expense	3,521	671	2,817
Other income, net	(8)	(37)	(154)
Income before income taxes	87,119	20,360	73,299
Income tax expense (benefit)	25,136	912	(4,274)
Net income attributable to common stockholders	$61,983	$19,448	$77,573

Net income per share attributable to common stockholders - Basic	$1.67	$0.54	$2.10

Net income per share attributable to common stockholders - Diluted	$1.63	$0.53	$2.07

Weighted average common shares outstanding:
Basic	37,028	36,181	36,974
Diluted	37,973	37,034	37,736

Cross Country Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended
	March 31,	March 31,	December 31,
	2022	2021	2021
Adjusted EBITDA:[a]
Net income attributable to common stockholders	$61,983	$19,448	$77,573
Interest expense	3,521	671	2,817
Income tax expense (benefit)[b]	25,136	912	(4,274)
Depreciation and amortization	2,719	2,253	2,720
Acquisition and integration-related costs[c]	40	—	83
Restructuring costs[d]	480	1,238	239
Legal settlements and fees[e]	—	375	12
Impairment charges[f]	1,741	149	—
Loss on disposal of fixed assets	19	—	159
Gain on lease termination	(21)	(27)	(308)
Other income, net	(6)	(10)	(5)
Equity compensation	1,601	1,349	1,637
Applicant tracking system costs[g]	195	375	280
Adjusted EBITDA[a]	$97,408	$26,733	$80,933
Adjusted EBITDA margin[a]	12.3%	8.1%	12.6%

Adjusted EPS:[h]
Numerator:
Net income attributable to common stockholders	$61,983	$19,448	$77,573
Non-GAAP adjustments - pretax:
Acquisition and integration-related costs[c]	40	—	83
Restructuring costs[d]	480	1,238	239
Legal settlements and fees[e]	—	375	12
Impairment charges[f]	1,741	149	—
Applicant tracking system costs[g]	195	375	280
Nonrecurring income tax adjustments[i]	—	—	(25,188)
Tax impact of non-GAAP adjustments	184	(2)	(158)
Adjusted net income attributable to common stockholders - non-GAAP	$64,623	$21,583	$52,841

Denominator:
Weighted average common shares - basic, GAAP	37,028	36,181	36,974
Dilutive impact of share-based payments	945	853	762
Adjusted weighted average common shares - diluted, non-GAAP	37,973	37,034	37,736

Reconciliation:
Diluted EPS, GAAP	$1.63	$0.53	$2.07
Non-GAAP adjustments - pretax:
Restructuring costs[d]	0.01	0.03	—
Legal settlements and fees[e]	—	0.01	—
Impairment charges[f]	0.05	—	—
Applicant tracking system costs[g]	0.01	0.01	—
Nonrecurring income tax adjustments[i]	—	—	(0.67)
Adjusted EPS, non-GAAP[h]	$1.70	$0.58	$1.40

Cross Country Healthcare, Inc.
Consolidated Balance Sheets
(Unaudited, amounts in thousands)

	March 31,	December 31,
	2022	2021

Assets
Current assets:
Cash and cash equivalents	$1,208	$1,036
Accounts receivable, net	677,432	493,910
Prepaid expenses	7,689	7,648
Insurance recovery receivable	5,336	5,041
Other current assets	641	638
Total current assets	692,306	508,273
Property and equipment, net	16,706	15,833
Operating lease right-of-use assets	5,447	7,488
Goodwill	119,490	119,490
Trade names, indefinite-lived	5,900	5,900
Other intangible assets, net	40,543	42,344
Non-current deferred tax assets	9,117	11,525
Other non-current assets	26,925	21,956
Total assets	$916,434	$732,809

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$164,224	$109,753
Accrued employee compensation and benefits	74,733	65,580
Current portion of debt	1,750	4,176
Operating lease liabilities - current	4,026	4,090
Income tax payable	29,140	7,307
Current portion of earnout liability	8,250	7,500
Other current liabilities	1,122	1,364
Total current liabilities	283,245	199,770
Long-term debt, less current portion	218,475	176,366
Operating lease liabilities - non-current	9,704	10,853
Non-current deferred tax liabilities	207	190
Long-term accrued claims	26,443	25,314
Non-current earnout liability	8,250	9,000
Other long-term liabilities	14,037	13,788
Total liabilities	560,361	435,281

Commitments and contingencies

Stockholders' equity:
Common stock	4	4
Additional paid-in capital	318,125	321,552
Accumulated other comprehensive loss	(1,304)	(1,293)
Retained earnings (accumulated deficit)	39,248	(22,735)
Total stockholders' equity	356,073	297,528
Total liabilities and stockholders' equity	$916,434	$732,809

Cross Country Healthcare, Inc.
Segment Data[j]
(Unaudited, amounts in thousands)

	Three Months Ended						Year-over-Year	Sequential
	March 31,	% of	March 31,	% of	December 31,	% of	% change	% change
	2022	Total	2021	Total	2021	Total	Fav (Unfav)	Fav (Unfav)

Revenue from services:
Nurse and Allied Staffing	$765,580	97%	$313,008	95%	$620,446	97%	145%	23%
Physician Staffing	23,152	3%	16,233	5%	20,233	3%	43%	14%
	$788,732	100%	$329,241	100%	$640,679	100%	140%	23%

Contribution income:[k]
Nurse and Allied Staffing	$110,101		$37,417		$92,392		194%	19%
Physician Staffing	1,765		1,428		1,428		24%	24%
	111,866		38,845		93,820		188%	19%

Corporate overhead[l]	16,254		14,211		14,816		(14)%	(10)%
Depreciation and amortization	2,719		2,253		2,720		(21)%	—%
Acquisition and integration-related costs[c]	40		—		83		(100)%	52%
Restructuring costs[d]	480		1,238		239		61%	(101)%
Impairment charges[f]	1,741		149		—		NM	(100)%
Income from operations	$90,632		$20,994		$75,962		332%	19%

NM-Not meaningful.

Cross Country Healthcare, Inc.
Summary Condensed Consolidated Statements of Cash Flows
(Unaudited, amounts in thousands)

	Three Months Ended
	March 31,	March 31,	December 31,
	2022	2021	2021

Net cash used in operating activities	$(29,038)	$(24,927)	$(73,365)
Net cash used in investing activities	(2,096)	(1,186)	(4,686)
Net cash provided by financing activities	31,308	38,004	78,226
Effect of exchange rate changes on cash	(2)	(3)	19
Change in cash and cash equivalents	172	11,888	194
Cash and cash equivalents at beginning of period	1,036	1,600	842
Cash and cash equivalents at end of period	$1,208	$13,488	$1,036

Cross Country Healthcare, Inc.
Other Financial Data
(Unaudited)

	Three Months Ended
	March 31,	March 31,	December 31,
	2022	2021	2021

Consolidated gross profit margin[m]	22.2%	21.7%	23.0%

Nurse and Allied Staffing statistical data:
FTEs[n]	13,454	6,614	11,520
Average Nurse and Allied Staffing revenue per FTE per day[o]	$628	$522	$582

Physician Staffing statistical data:
Days filled[p]	13,068	9,469	12,739
Revenue per day filled[q]	$1,772	$1,714	$1,588

(a)

Adjusted EBITDA, a non-GAAP financial measure, is defined as net income (loss) attributable to common stockholders before interest expense, income tax expense (benefit), depreciation and amortization, acquisition and integration-related costs, restructuring costs, legal settlements and fees, impairment charges, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on disposal of fixed assets, gain or loss on sale of business, other expense (income), net, equity compensation, and applicant tracking system costs. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to net income attributable to common stockholders as an indicator of operating performance. Management uses Adjusted EBITDA for planning purposes and as one performance measure in its incentive programs for certain members of its management team. Adjusted EBITDA, as defined, closely matches the operating measure as defined by the Company's credit facilities. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by the Company's consolidated revenue.

(b)	The release of the majority of the valuation allowance on deferred tax assets as of December 31, 2021 resulted in an income tax benefit of $4.3 million for the three months ended December 31, 2021.
(c)	Acquisition and integration-related costs primarily include costs for legal and professional fees for the Selected, Inc. acquisition that closed late in the fourth quarter of 2021.
(d)	Restructuring costs are primarily comprised of employee termination costs, lease-related exit costs, and reorganization costs as part of planned cost savings initiatives.
(e)

Legal settlements and fees include legal settlement charges as presented on the consolidated statements of operations as well as legal fees pertaining to non-operational legal matters outside the normal course of operations which are included in selling, general and administrative expenses. For the three months ended March 31, 2021, we incurred legal fees related to various legal matters outside the normal course of operations.

(f)	Impairment charges for the three months ended March 31, 2022 were comprised of $1.7 million related to right-of-use assets and related property in connection with leases that were vacated.
(g)

Applicant tracking system costs are related to the Company's project to replace its legacy system supporting its travel nurse staffing business. These costs are reported in selling, general and administrative expenses on the consolidated statement of operations and included in corporate overhead in segment data.

(h)

Adjusted EPS, a non-GAAP financial measure, is defined as net income (loss) attributable to common stockholders per diluted share before the diluted EPS impact of acquisition and integration-related costs, restructuring costs, legal settlements and fees, impairment charges, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on sale of business, applicant tracking system costs, and nonrecurring income tax adjustments. Adjusted EPS should not be considered a measure of financial performance under GAAP. Management presents Adjusted EPS because it believes that Adjusted EPS is a useful supplement to its reported EPS as an indicator of operating performance. Management believes it provides a more useful comparison of the Company's underlying business performance from period to period and is more representative of the future earnings capacity of the Company.

(i)	Non-recurring income tax adjustment for the three months ended December 31, 2021 reflects the reversal of the majority of the valuation allowance on deferred tax assets.
(j)	Segment data provided is in accordance with the Segment Reporting Topic of the FASB ASC.
(k)

Contribution income is defined as income (loss) from operations before depreciation and amortization, acquisition and integration-related costs, restructuring costs, legal settlement charges, impairment charges, and corporate overhead. Contribution income is a financial measure used by management when assessing segment performance.

(l)

Corporate overhead includes unallocated executive leadership and other centralized corporate functional support costs such as finance, IT, legal, human resources, and marketing, as well as public company expenses and corporate-wide projects (initiatives).

(m)

Gross profit is defined as revenue from services less direct operating expenses. The Company's gross profit excludes allocated depreciation and amortization expense. Gross profit margin is calculated by dividing gross profit by revenue from services.

(n)	FTEs represent the average number of Nurse and Allied Staffing contract personnel on a full-time equivalent basis.
(o)	Average revenue per FTE per day is calculated by dividing Nurse and Allied Staffing revenue, excluding permanent placement, per FTE by the number of days worked in the respective periods.
(p)	Days filled is calculated by dividing the total hours invoiced during the period, including an estimate for the impact of accrued revenue, by 8 hours.
(q)	Revenue per day filled is calculated by dividing revenue as reported by days filled for the period presented.

Contacts

Cross Country Healthcare, Inc.
William J. Burns, Executive Vice President & Chief Financial Officer
561-237-2555
wburns@crosscountry.com